Exhibit 10.42

              AMENDMENT TO STOCKHOLDERS' AGREEMENT


          This Amendment to Stockholders' Agreement (the "Amendment"), dated as of June 1, 1994 (the "Effective Date"), is made by and among Capital Associates, Inc. (the "Company"), Jack Durliat ("Durliat"), Gary Jacobs ("Jacobs") and Richard Kazan ("Kazan"), on behalf of himself and his estate, any representative, custodian and/or successor in interest. MCC Financial Corporation ("MCC") is a signatory to this Amendment solely for purposes of paragraph 8. of this Amendment.

                            RECITALS
          WHEREAS, the Company, Durliat, Jacobs and Kazan are parties to that certain Stockholders' Agreement, dated as of October 27, 1982, as amended from time to time (the "Stockholders' Agreement"), a true, correct and complete copy of which is attached as Exhibit A to this Amendment;

          WHEREAS, Kazan desires to sell all of his shares of common stock of the Company (Kazan's "Shares") to MCC Financial Corporation ("MCC");

          WHEREAS, Kazan has requested that the Company, Durliat and Jacobs waive and release their rights under the Stockholders' Agreement to purchase, redeem or otherwise acquire his Shares in order to permit him to complete his sale of his Shares to MCC;

          WHEREAS, the Company, Durliat and Jacobs are willing, on the terms set forth in this Amendment, to waive and release their rights under the Stockholders' Agreement to purchase, redeem or otherwise acquire the Shares in order to permit Kazan to complete the sale of his Shares to MCC;

          WHEREAS, Kazan has requested permission to withdraw as a party to the Stockholders' Agreement concurrent with the sale of his Shares to MCC;

          WHEREAS, the Company, Durliat and Jacobs are willing, on the terms set forth in this Amendment, to grant permission to Kazan to withdraw as a party to the Stockholders' Agreement concurrent with the sale of his Shares to MCC;

          WHEREAS, the Company, Durliat and Jacobs have requested that Kazan waive and release all of his rights, titles, interests, claims, privileges and/or benefits under the Stockholders' Agreement concurrent with his withdrawal as a party thereto;

          WHEREAS, Kazan is willing to waive and release all of his rights, titles, interests, claims, privileges and/or benefits under the Stockholders' Agreement concurrent with his withdrawal therefrom;

          WHEREAS, the Company has requested that Kazan waive and release any rights he has or may have in and to the keyman life insurance policy maintained by the Company on Kazan's life (the "Kazan Insurance Policy") pursuant to the Stockholders' Agreement (including any right he has or may have to obtain all or any portion of the net cash surrender value of the Kazan Insurance Policy) concurrent with the sale of his Shares to MCC;

          WHEREAS, Kazan is willing to waive and release any rights he has or may have in and to the Kazan Insurance Policy (including any right he has or may have to obtain all or any portion of the net cash surrender value of the Kazan Insurance Policy) concurrent with the sale of his Shares to MCC;

          NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the parties hereto intending to be legally bound hereby, the parties to this Amendment agree as follows:

          1. Each of the Company, Durliat and Jacobs hereby waives and releases its/his right(s) under the Stockholders' Agreement to purchase, redeem or otherwise acquire any and all of Kazan's Shares, provided that Kazan closes the sale of all of his Shares to MCC on or before June 30, 1994. The waiver and release granted under this paragraph 1. by each of the Company, Durliat and Jacobs shall expire, by its own terms, at 11:59 p.m. Denver time on June 30, 1994, if Kazan has not closed the sale of all of his Shares to MCC by then.

          2. Kazan hereby withdraws as a party to the Stockholders' Agreement (and hereby acknowledges that he has ceased to be a party to the Stockholders' Agreement), and each of the Company, Durliat and Jacobs hereby grants its/his permission to Kazan to withdraw as a party to the Stockholders' Agreement (and hereby acknowledges that Kazan has ceased to be a party to the Stockholders' Agreement), effective as of the closing of the sale of all of Kazan's Shares to MCC.

          3. Kazan hereby waives and releases any and all of his rights, titles, interests, claims, privileges or benefits now or hereafter existing under the Stockholders' Agreement, such waiver and release to be effective as of the closing of the sale of all of his Shares to MCC.

          4. The Company, Durliat and Jacobs hereby waive, and release Kazan from, any and all of his duties and/or obligations to each of them under the Stockholders' Agreement, such waiver and release to be effective as of the closing of the sale of all of Kazan's Shares to MCC.

          5. Kazan hereby waives, and releases the Company, Durliat and Jacobs from, any and all of their duties and/or obligations now or hereafter existing to him (or to his estate or any representative or custodian) under the Stockholders' Agreement, such waiver and release to be effective as of the closing of the sale of all of Kazan's Shares to MCC.

          6. Kazan hereby waives and releases any right, title and interest he has or may have in and to the Kazan Insurance Policy (including any right he has or may have to obtain all or any portion of the net cash surrender value of the Kazan Insurance Policy), such waiver and release to be effective as of the closing of the sale of all of his Shares to MCC.

          7. Notwithstanding anything to the contrary in this Amendment or in the Stockholders' Agreement, Kazan hereby acknowledges and agrees that he is executing this Amendment for and on behalf of, and intends for this Amendment to be legally binding upon, himself, and his estate, any representative or custodian and any successor in interest to him.

          8. Notwithstanding anything to the contrary in this Amendment or in the Stockholders' Agreement, MCC acknowledges that (a) it shall not become a party to the Stockholders' Agreement by reason of its purchase of Kazan's Shares and (b) it shall not become a party to the Stockholders' Agreement except with the prior written consent of Durliat, Jacobs and the Company, which consent each such party may grant or withhold in its/his sole and absolute discretion.

          9. Except as expressly modified by this Amendment, the Stockholders' Agreement shall remain in full force and effect according to the terms and provisions set forth therein.

          10. This Amendment may be executed in any number of separate counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. Each of the parties hereto agrees to be bound by a facsimile copy of such party's signature on this Amendment to the same extent as if the facsimile were an original. Each of the parties hereto agrees to accept a facsimile copy of every other party's signature on this Amendment in lieu of a fully executed original hereof.

          11. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to the principles thereof regarding conflicts of laws.


          12. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this Amendment.

          13. This Amendment and the Stockholders' Agreement constitutes and contains the entire agreement of the parties and supersedes any or all prior negotiations, correspondence, agreements and understandings between the parties respecting the subject matter hereof.

          14. Each party to this Amendment shall pay its own costs and expenses, including legal and accounting fees, incurred in connection with the negotiation of this Amendment and the consummation of the transactions provided for herein.

          15. This Amendment may be modified, amended or supplemented only by duly authorized and executed written agreements, signed by all of the parties hereto.

          16. This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, nor is this Amendment intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder.

          17. The parties hereto agree that the remedy at law is inadequate, and that any party hereto shall be entitled to specific performance in addition to any other remedy he/it may have, in the event of a breach of this Amendment. Each party hereto waives the defense that there is an adequate remedy at law in the event of an action for specific performance of any rights hereunder.

          18. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, upon receipt, or if mailed by registered or certified mail (return receipt requested), postage prepaid, on the fifth business day after mailing. Notice to any party hereto, if mailed, shall be to the following addresses (or to any other address that a party may designate by notice to the other parties hereto):

          If to Kazan:   Mr. Richard Kazan
                         705 Via LaCuesta
                         Palos Verdes Estates, CA 90274
                         Telecopy: (310) 375-4840

          If to Durliat: Mr. Jack Durliat
                         18 Borealis Way
                         Castle Rock, CO 80104
                         Telecopy: (303) 660-8765

          If to Jacobs:  Mr. Gary Jacobs
                         5650 East Oxford Avenue
                         Cherry Hills Village, CO 80111-1023
                         Telecopy: (303) 373-8485

     If to the Company:  Capital Associates, Inc.
                         7175 West Jefferson Avenue
                         Suite 3000
                         Lakewood, CO 80235
                         Telecopy: (303) 980-7065

     With a copy to:     John L. Ruppert, Esq.
                         Ballard Spahr Andrews & Ingersoll
                         1225 17th Street, Suite 2300
                         Denver, CO 80202
                         Telecopy: (303) 296-3956

          19. In the event of a dispute between the parties arising out of this Amendment, it is further agreed that a court may award to the prevailing party in such dispute reasonable attorneys' fee in addition to costs of suit incurred by the prevailing party.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date.

                         CAPITAL ASSOCIATES, INC.

                         By:  /s/Dennis Lacey
                              ------------------------
                              Dennis Lacey
                              Title:  CEO


                              /s/Jack Durliat
                              ------------------------
                              Jack Durliat


                              /s/Gary Jacobs
                              ------------------------
                              Gary Jacobs


                              /s/Richard Kazan
                              ------------------------
                              Richard Kazan

          Paragraph 8 hereof is hereby acknowledged, accepted and agreed to by MCC Financial Corporation.

                               MCC FINANCIAL CORPORATION

                               By:  /s/ William H. Buckland
                                    ------------------------
                                    William H. Buckland
                                    Title:  Chairman